Exhibit 23.1


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS
                    -----------------------------------------


As independent public accountants, we hereby consent to the use of our report, dated April 17, 2003, included in this Quarterly Report on form 10-QSB for the Quarter Ended March 31, 2003.


/s/ Welch & Associates, Ltd.

Welch & Associates, Ltd.
Nashville, Tennessee
May 12, 2003